Exhibit 99.1

GSV Capital Reports First Quarter 2012 Results of Operations

Woodside, CA – May 8, 2012 – GSV Capital Corp., “GSV”, (Nasdaq: GSVC) today reported financial results for the first quarter ended March 31, 2012.

Management Commentary

"GSV continued to identify, source and execute on our strategy of investing in high-growth venture-backed companies that we believe represent game-changing technology ideas. GSV has added to core holdings during and subsequent to the end of the first quarter. In addition to our stake in Facebook, we increased our holdings in Twitter bringing our total investment to nearly $30 million. We also added to investments in Control4, Bloom Energy, Chegg and Silver Spring Networks. Finally, we've made a new $10 million investment in flash memory company Violin Memory,” said Michael T. Moe, GSV's CEO and founder. “During the quarter we also successfully raised $96.2 million in a secondary offering, which we believe represents a strong signal of the level of interest in our investment strategy and the potential of GSV Capital.”

First Quarter 2012 Portfolio Investment Activity

GSV invested in the following new portfolio companies during the first quarter of 2012: AltEgo, LLC; AlwaysOn, LLC; CUX, Inc.; and Maven Research, Inc.

Additional investments in Bloom Energy Corporation; Chegg, Inc.; StormWind; The Echo System Corp.; and The rSmart Group, Inc. were also made by GSV during the quarter.

Current Portfolio as of March 31, 2012

Our investment portfolio consists of companies that we believe represent the “megatrends” that have the potential to drive the market in the decades to come. GSV invests in companies that combine what we believe are powerful technological, economic and social forces that create growth opportunities in the economy. At the end of the first quarter of 2012, GSV’s portfolio included investments in the following companies: AltEgo, LLC; AlwaysOn, LLC; Bloom Energy Corporation; Chegg, Inc.; Control4 Corporation; CUX, Inc.; DreamBox Learning, Inc.; Dropbox, Inc.; Facebook, Inc.; Gilt Groupe, Inc.; Grockit, Inc.; Groupon, Inc.; Kno, Inc.; Maven Research, Inc.; PJB Fund LLC (loan linked to the value of Zynga, Inc.); Serious Energy, Inc.; SharesPost, Inc.; Silver Spring Networks, Inc.; StormWind, LLC; The Echo System Corp.; The rSmart Group, Inc.; TrueCar, Inc.; Twitter, Inc.; ZocDoc Inc.; and ZoomSystems.

Recent Developments

The Company closed on the following new and follow-on investments, totaling $45.4 million, plus transaction costs, subsequent to March 31, 2012: Bloom Energy Corporation; Control4 Corporation; Fullbridge, Inc.; Global Education Learning (Holdings) Ltd.; Silver Spring Networks, Inc.; Top Hat, Inc.; Twitter, Inc.; and Violin Memory, Inc.

Financial Results

March 31, 2012
Total Portfolio Investments	$75,756,910
Investments in Money Market Funds	$16,000,000
Total Investments	$91,756,910
Total Cash	$75,391,344
Total Assets	$167,690,745
Total Liabilities	$341,637
Net Assets	$167,349,108
Net Asset Value Per Share	$13.47

	For the three months ended March 31, 2012	For the period from January 6, 2011 (date of inception) to March 31, 2011(1)
Total Investment income	$117,805	$-
Net Investment Loss	$(1,094,002)	$(110,808)
Net Realized Loss on Investments	$(256)	$-
Net Change in Unrealized Appreciation on Investments	1,011,195	$-
Net Decrease in Net Assets Resulting From Operations	$(83,063)	$(110,808)
Net Decrease in Net Assets Resulting From Operations Per Average Share (2)	$(0.01)	$(1,108.08)

(1)	GSV did not complete its initial public offering and commence investment activity until April 2011. As a result, the amounts shown include the impact of organization expenses.

(2)	Weighted average common shares for the period from January 6, 2011 (date of inception) to March 31, 2011 was calculated starting from the issuance of 100 shares on February 28, 2011. Weighted average common shares were 9,387,133 and 100 for the three-month period ended March 31, 2012 and since inception period to March 31, 2011, respectively.

Portfolio Investments

The total value of GSV’s portfolio investments was approximately $75.8 million at March 31, 2012. During the first quarter of 2012, GSV originated approximately $10.6 million of investments in four new and five existing portfolio companies. At March 31, 2012, GSV had equity investments in 23 portfolio companies and debt investments in two portfolio companies.

Results of Operations

Investment income was $117,805, or $0.01 per share, for the quarter ended March 31, 2012, and $0, or $0.00 per share, for the period from January 6, 2011 (date of inception) to March 31, 2011. Net investment loss was $1,094,002, or $0.12 per share, for the quarter ended March 31, 2012, and $110,808, or $1,108.08 per share, for the period from January 6, 2011 (date of inception) to March 31, 2011. Net realized loss on investments was $256, or $0.00 per share, for the quarter ended March 31, 2012, and $0, or $0.00 per share, for the period from January 6, 2011 (date of inception) to March 31, 2011. Net change in unrealized appreciation was $1,011,195, or $0.11 per share, for the three months ended March 31, 2012, and $0, or $0.00 per share, for the period from January 6, 2011 (date of inception) to March 31, 2011. Net decrease in net assets resulting from operations was $83,063, or $0.01 per share, for the three months ended March 31, 2012, and $110,808, or $1,108.08 per share, for the period from January 6, 2011 (date of inception) to March 31, 2011.

About GSV Capital Corp.

GSV Capital Corp. (Nasdaq: GSVC) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. Led by industry veteran Michael Moe, the fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. GSV Capital is headquartered in Woodside, CA.

Forwarding-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. GSV Capital Corp. undertakes no duty to update any forward-looking statements made herein.

Media:
Kim Hughes

(415) 516-6187

kim@blueshirtgroup.com

Investors:

Alex Wellins

(415) 217-5861

alex@blueshirtgroup.com

STATEMENT OF ASSETS AND LIABILITIES

(Unaudited)

March 31, 2012
ASSETS
Investments at fair value:
Investments in non-control/non-affiliated securities (cost of $76,325,515)	$75,756,910
Investments in money market funds (cost of $16,000,000)	16,000,000
Total Investments (cost of $92,325,515)	91,756,910

Cash	75,391,344
Due from:
GSV Asset Management	14,220
Portfolio company	70,145
Accrued interest	258,739
Prepaid expenses	18,212
Deferred offering costs	118,972
Dividend receivable	2,786
Other assets	59,417
Total Assets	167,690,745

LIABILITIES
Due to:
GSV Asset Management	16,524
Other affiliates	5,669
Payable for unsettled securities transaction	-
Accounts payable	316,880
Accrued expenses	2,564
Total Liabilities	341,637

Commitments and contingencies

Net Assets	$167,349,108

NET ASSETS
Common stock, par value $0.01 per share
(100,000,000 authorized; 12,420,100 issued and outstanding)	$124,201
Paid-in capital in excess of par	168,887,770
Accumulated net investment loss	(1,094,002)
Accumulated net realized loss on investments	(256)
Accumulated net unrealized depreciation on investments	(568,605)

Net Assets	$167,349,108

Net Asset Value Per Share	$13.47

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended March 31, 2012	For the period from January 6, 2011 (date of inception) to March 31, 2011(1)
INVESTMENT INCOME
Interest income	$112,101	$-
Dividend income	5,704	-
Total Investment Income	117,805	-

OPERATING EXPENSES
Investment management fees	621,926	-
Costs incurred under administration agreement	345,594	-
Directors’ fees	42,500	-
Professional fees	131,845	16,050
Insurance expense	46,669	-
Investor relations expense	14,250	-
Organization expenses	-	94,640
Other expenses	9,023	118

Total Operating Expenses	1,211,807	110,808

Net Investment Loss	(1,094,002)	(110,808)

Net Realized Loss on Investments	(256)	-

Net Change in Unrealized Appreciation on Investments	1,011,195	-

Net Decrease in Net Assets Resulting From Operations	$(83,063)	$(110,808)

Net Decrease in Net Assets Resulting From Operations Per Common Share	$(0.01)	$(1,108.08)

Weighted Average Common Shares Outstanding	9,387,133	100 (2)

(1) Certain amounts have been reclassified to conform to the current period’s presentation.

(2) Weighted average common shares for the period from January 6, 2011 (date of inception) to March 31, 2011 was calculated starting from the issuance of 100 shares on February 28, 2011.

FINANCIAL HIGHLIGHTS

(Unaudited)

	Three months ended March 31, 2012		For the period from January 6, 2011 (date of inceptions) to December 31, 2011
Per Share Data:
Net asset value at beginning of period	$12.95		$-
Issuance of common shares	1.14	(3)	14.67	(4)
Underwriters’ discount	(0.58	)(2)	(0.86	)(2)
Offering costs	(0.03	)(2)	(0.19	)(2)
Net investment loss	(0.12	)(1)	(0.37	)(2)
Change in unrealized appreciation (depreciation)	0.11	(5)	(0.30	)(2)
Net asset value at end of period	$13.47		$12.95

(1)	Based on weighted average number of shares outstanding for the period.
(2)	Based on shares outstanding at end of period.
(3)	Issuance of common shares for the three months ended March 31, 2012 is based on the change in net asset value from the secondary offering on February 10, 2012.
(4)	Issuance of common shares for the period from January 6, 2011 (date of inception) to December 31, 2011 is based on the weighted average offering price for the shares issued during the period.
(5)	Includes the impact of the different share amounts as a result of calculating certain per share data based on the weighted average basic shares outstanding during the period and certain per share data based on the shares outstanding as of a period end or transaction date.

SCHEDULE OF INVESTMENTS

March 31, 2012

(Unaudited)

Portfolio Investments*	Headquarters / Industry	Shares / Par Amount	Cost	Fair Value	% of Net Assets

AltEgo, LLC	Santa Monica, CA
Preferred shares, Series B-2	Social Media Online Gaming	500,000	$510,473	$500,000	0.30%

AlwaysOn, LLC (1)	Woodside, CA
Structured note, 10%, due 1/9/2013 and warrant	Social Media	$250,000	250,000	250,000	0.15%

Bloom Energy Corporation	Sunnyvale, CA
Common shares	Fuel Cell Energy	141,389	2,705,118	2,626,335	1.57%

Chegg, Inc.	Santa Clara, CA
Common shares	Textbook Rental	774,193	6,003,694	5,999,996	3.58%
Preferred shares, Series F		500,000	4,007,749	4,000,000	2.39%
Total			10,011,443	9,999,996	5.97%

Control4 Corporation	Salt Lake City, UT
Common shares	Home Automation	666,667	1,035,961	1,000,000	0.60%

CUX, Inc.	Mechanicsburg, PA
Preferred shares, Series C	Corporate Education	246,305	2,000,000	2,000,000	1.19%

DreamBox Learning, Inc.	Bellevue, WA
Preferred shares, Series A	Education Technology	3,579,610	758,017	750,000	0.45%

Dropbox, Inc.	San Francisco, CA
Preferred shares, Series A	Online Storage	552,486	5,015,333	4,999,998	2.99%

Facebook, Inc. (2)	Palo Alto, CA
Common shares, Class B	Social Networking	350,000	10,472,294	11,200,000	6.69%

Gilt Groupe, Inc.	New York, NY
Common shares	e-Commerce Flash Sales	203,100	5,576,979	5,499,250	3.29%

Grockit, Inc.	San Francisco, CA
Preferred shares, Series D	Online Test Preparation	2,728,252	2,005,945	2,000,000	1.19%

Groupon, Inc. (3)	Chicago, IL
Common shares	Online Deals	80,000	2,128,585	1,367,472	0.82%

Kno, Inc.	Santa Clara, CA
Preferred shares, Series C	Digital	440,313	2,262,006	2,250,000	1.34%
Common shares	Textbooks	50,000	214,681	205,000	0.12%
Total			2,476,687	2,455,000	1.46%

Maven Research, Inc.	Scottsdale, AZ
Preferred shares, Series B	Consulting	49,505	217,206	200,000	0.12%

PJB Fund LLC (1) (4)	San Francisco, CA
Structured note, 10%, due 8/15/2012	Social Gaming	$4,000,000	4,029,259	4,000,000	2.39%

Serious Energy, Inc.	Sunnyvale, CA
Common shares	Green Materials	178,095	739,130	712,380	0.43%

SharesPost, Inc.	San Bruno, CA
Preferred shares, Series B	Online	1,771,653	2,257,984	2,256,752	1.35%
Common warrants, $0.13 strike price, expire 6/15/2018	Marketplace (Finance)	770,934	23,128	9,251	0.01%
Total			2,281,112	2,266,003	1.36%

Silver Spring Networks, Inc.	Redwood City, CA
Common shares	Smart Grid	110,143	1,155,271	1,101,430	0.66%

StormWind, LLC	Scottsdale, AZ
Preferred shares, Series B	Electronic	3,279,629	2,019,687	2,000,000	1.19%

The Echo System Corp. (1)	New York, NY
Preferred shares, Series A	Social Analytics	512,365	1,436,404	1,639,568	0.98%
Preferred warrants, $0.20 strike price, expire 11/14/2016		68,359	75,988	75,988	0.05%
Total			1,512,392	1,715,556	1.03%

The rSmart Group, Inc.	Scottsdale, AZ
Preferred shares, Series B	Higher Education Learning Platform	1,201,923	1,264,927	1,250,000	0.75%

TrueCar, Inc.	Santa Monica, CA
Common shares	Online Marketplace (Cars)	377,358	2,014,863	1,999,997	1.19%

Twitter, Inc.	San Francisco, CA
Common shares	Social Communication	735,600	12,321,179	12,113,493	7.24%

ZocDoc Inc.	New York, NY
Preferred shares, Series A	Online Medical Scheduling	200,000	3,563,178	3,500,000	2.09%

ZoomSystems	San Francisco, CA
Preferred shares, Series A	Smart e-tail (Retail)	1,250,000	260,476	250,000	0.15%

Total Portfolio Investments			$76,325,515	$75,756,910	45.27%

*	All portfolio investments are non-control/non-affiliated and non-income producing, unless identified. Equity investments are subject to lock-up restrictions upon their initial public offering.

(1)	Investment is income producing.

(2)	On February 1, 2012, Facebook, Inc. filed a registration statement with the SEC in connection with its proposed initial public offering. The Company owns 350,000 shares of Class B common stock of Facebook, Inc., which are presently subject to a lock-up agreement that will expire 181 days after the date of the final prospectus relating to Facebook, Inc.’s initial public offering, if consummated.

(3)	On November 8, 2011, Groupon, Inc. priced its initial public offering, selling 35,000,000 shares at a price of $20.00 per share. GSV Capital Corp.’s shares in Groupon are subject to a lock-up agreement that expires on May 1, 2012. At March 31, 2012, GSV Capital Corp. valued Groupon based on its March 30, 2012 closing price, less a discount for the lock-up restriction.

(4)	Represents a $4 million unsecured promissory note with an interest rate of 10% and maturity date of August 15, 2012 that was issued by PJB Fund LLC that may be repaid, at PJB Fund LLC’s election, either by transfer of a certain number of shares of common stock of Zynga, Inc. or with a cash amount of equivalent value. The amount payable under the note will be equal to the face amount, plus the greater of accrued interest (at a rate of 10%) or a return based on the relative value of Zynga, Inc. To the extent the borrower repays the note in cash, GSV Capital Corp. would have no further direct or indirect interest in Zynga, Inc. On December 15, 2011, Zynga, Inc. priced its initial public offering, selling 100,000,000 shares at a price of $10.00 per share.